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                        Independent Accountants' Consent


The Board of Directors
Fidelity Bancorp, Inc.



We consent to the incorporation by reference in the registration statements on Form S-8 pertaining to the Fidelity Bancorp, Inc.'s 1998 Stock Compensation Plan filed January 25, 1999 (Registration Statement No. 333-71145), the 1997 Employee Stock Compensation Program filed March 12, 1998 (Registration Statement No. 333-47841), the 1993 Employee Stock Compensation Program and the 1993 Directors' Stock Option Plan filed May 2, 1997 (Registration Statement No. 333-26383), the 2000 Stock Compensation Plan filed January 29, 2002 (Registration Statement No. 333-81572), and the 2002 Stock Compensation Plan filed on February 26, 2003 (Registration Statement No. 333-103448) of our report dated November 8, 2002 relating to the consolidated statement of financial condition of Fidelity Bancorp, Inc. and subsidiaries as of September 30, 2002 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended September 30, 2002, which report is included in the 2003 Form 10-K of Fidelity Bancorp, Inc.


/s/KPMG LLP


Pittsburgh, Pennsylvania
December 24, 2003